Exhibit 10.1

FORM OF PARENT STOCKHOLDER SUPPORT AGREEMENT

This Parent Stockholder Support Agreement (this “Agreement”) is made as of November 6, 2025, by and among (i) Corvex, Inc., a Delaware corporation (the “Company”), and (ii) the undersigned stockholder (“Holder”) of Parent. Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Merger Agreement (as hereinafter defined).

WHEREAS, on or about the date hereof, the Company, Movano Inc., a Delaware corporation (“Parent”), and Thor Merger Sub Inc., a Delaware corporation and a direct wholly owned Subsidiary of Parent (“Merger Sub”), entered into that certain Agreement and Plan of Merger (as amended from time to time in accordance with the terms thereof, the “Merger Agreement”), pursuant to which, among other matters, Merger Sub will merge with and into the Company, with the Company being the surviving entity as a wholly-owned subsidiary of Parent, (the “Merger”), and as a result of which the issued and outstanding capital stock of the Company immediately prior to the Effective Time shall automatically be converted into the right to receive certain Parent Common Stock, all upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, as of the date hereof, Holder is the record and “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”)) of and is entitled to dispose of and vote the shares of Parent Common Stock set forth on the signature page of this Agreement which shares and any additional shares of Parent Common Stock (or any securities convertible into or exercisable or exchangeable for shares of Parent Common Stock) in which Holder acquires record or beneficial ownership after the date hereof, including by purchase, as a result of a share dividend, share split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities, the “Shares”);

WHEREAS, the Parent Board has adopted resolutions providing for the Parent Board Approval and taking actions necessary to ensure that the restrictions on business combinations contained in Section 203 of the DGCL will not apply to the Merger, the Merger Agreement, the Lock-Up Agreements, and this Agreement; and

WHEREAS, as a condition to the willingness of the Company to enter into the Merger Agreement, and as an inducement and in consideration therefor, and in view of the valuable consideration to be received by Holder thereunder, and the expenses and efforts to be undertaken by the Company to consummate the Transactions, the Company and Holder desire to enter into this Agreement in order for Holder to provide certain assurances to the Company regarding the manner in which Holder is bound hereunder to vote the Shares during the period from and including the date hereof until the date on which this Agreement is terminated in accordance with its terms (the “Voting Period”) with respect to the Merger Agreement and the Merger.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Covenant to Vote in Favor of Transactions. Holder agrees, with respect to all of the Shares, Holder will:

(a) during the Voting Period, at each meeting of Parent Stockholders (and any adjournment or postponement thereof) , Holder hereby unconditionally and irrevocably agrees to be present (in person or by proxy) at such meeting and vote (in person or by proxy)the Shares (i) in favor of, the approval and/or adoption of (A) the Parent Stockholder Matters and (B) any adjournment of the Parent Stockholders’ Meeting in accordance with the Merger Agreement that is proposed to be voted on by the Parent Stockholders, and (ii) against or in opposition to (A) any Acquisition Transaction, (B) any matter or proposal that could reasonably be expected to delay or impair the ability of Parent to consummate the Merger or the other transactions contemplated by the Merger Agreement or (C) any matter or proposal which is materially inconsistent with the Merger Agreement, or (D) any other matter or that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect in any material respect the Merger or would reasonably be expected to result in any of the conditions to the Closing under the Merger Agreement not being fulfilled;

(b) to execute and deliver all related documentation and take such other action in support of the Merger and the Merger Agreement as shall reasonably be requested by the Company in order to carry out the terms and provision of this Section 1, including, without limitation, (i) if applicable, a Lock-Up Agreement, and (ii), customary instruments of conveyance and transfer;

(c) not to deposit, and to cause its Affiliates not to deposit, except as provided in this Agreement, any Shares owned by Holder or his/her/its Affiliates in a voting trust or subject any Shares to any arrangement or agreement with respect to the voting of such Shares, unless specifically requested to do so by the Company in connection with this Agreement, the Merger, and the Merger Agreement; and

(d) except as contemplated by the Merger Agreement or the ancillary agreements contemplated thereby, make, or in any manner participate in, directly or indirectly, a “solicitation” of “proxies” or consents (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of, any shares of Parent Common Stock in connection with any vote or other action other than the Parent Stockholder Matters (and any actions required in furtherance thereof and otherwise as expressly provided by Section 1.

2. Grant of Proxy. Holder, with respect to all of the Shares, hereby irrevocably grants to, and appoints, the Company and any designee of the Company (determined in the Company’s sole discretion) as Holder’s attorney-in-fact and proxy, with full power of substitution and resubstitution, for and in Holder’s name, to vote, or cause to be voted (including by proxy, if applicable) any Shares owned (whether beneficially or of record) by Holder. The proxy and attorney-in-fact granted by Holder pursuant to this Section 2 are irrevocable and are granted in consideration of Company’s entering into this Agreement and the Merger Agreement and incurring certain related fees and expenses. Holder hereby affirms that such irrevocable proxy is coupled with an interest by reason of the Merger Agreement and, except upon the termination of this Agreement in accordance with Section 5(a), is intended to be irrevocable. Holder agrees, until this Agreement is terminated in accordance with Section 5(a), to vote its Shares in accordance with Section 1 above.

3. Other Covenants.

(a) No Transfers. Holder agrees that during the Voting Period Holder shall not, and shall cause Holder’s Affiliates not to, without the Company’s prior written consent: (A) offer for sale, sell (including short sales), transfer, tender, pledge, encumber, assign, or otherwise dispose of (including by gift) (collectively, a “Transfer”), or enter into any contract, option, derivative, hedging or other agreement, arrangement or understanding (including any profit-sharing arrangement) with respect to, or consent to, a Transfer of, any or all of the Shares; (B) grant any proxies or powers of attorney with respect to any or all of the Shares; (C) permit to exist any lien of any nature whatsoever (other than those imposed by this Agreement, applicable securities Laws or Parent’s Organizational Documents (the “Existing Organizational Documents”), as in effect on the date hereof) with respect to any or all of the Shares; or (D) take any action that would have the effect of preventing, impeding, interfering with or adversely affecting Holder’s ability to perform its obligations under this Agreement. Holder agrees with, and covenants to, the Company that Holder shall not request that Parent register the Transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any Shares during the Voting Period without the prior written consent of the Company.

(b) Permitted Transfers. Section 3(a) shall not prohibit a Transfer of Shares by Holder (i) to any family member or trust for the benefit of any family member, (ii) to any stockholder, member or partner of Holder, if an entity, (iii) to any Affiliate of Holder, (iv) to any Person if and to the extent required by any non-consensual order, writ, injunction, judgment or decree (an “Order”), by divorce decree or by will, intestacy or other similar applicable Law, or (v) in accordance with Section 1(b)(iv) of the Lock-Up Agreement, if applicable, so long as, in the case of the foregoing clauses (i), (ii) and (iii), the assignee or transferee agrees to be bound by the terms of this Agreement and executes and delivers to the Company and Holder a written consent and joinder memorializing such agreement.

(c) Changes to Shares. In the event of any change in the Parent Common Stock occurring during the Voting Period by reason of any stock dividend or distribution, stock split, recapitalization, combination, conversion, exchange of shares or the like, the term “Shares” shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any securities into which or for which any or all of the Shares may be changed or exchanged or which are received in such transaction. Holder agrees during the Voting Period to notify Company promptly in writing of the number and type of any additional Shares acquired by Holder, if any.

(d) Compliance with Merger Agreement. Holder agrees not to, during the Voting Period, take or agree or commit to take any action that would make any representation and warranty of Holder contained in this Agreement inaccurate in any material respect. Holder further agrees that during the Voting Period, Holder shall, solely in Holder’s capacity as a stockholder of Parent and not in Holder’s capacity as a director, officer, manager, or employee of Parent or any of its Affiliates, not, directly or indirectly, take any action that Parent is prohibited from taking pursuant to Section 4.1 of the Merger Agreement (unless the Company shall have consented thereto).

(e) Registration Statement. During the Voting Period, Holder agrees, solely in Holder’s capacity as a stockholder of Parent and not in Holder’s capacity as a director, officer, manager, or employee of Parent or any of its Affiliates, to provide to the Company and its respective Representatives any information regarding Holder (solely in Holder’s capacity as a stockholder of Parent and not in Holder’s capacity as a director, officer, manager, or employee of Parent or any of its Affiliates) or the Shares that is reasonably requested by the Company or its respective Representatives for inclusion in the Registration Statement.

(f) Publicity. Holder shall not issue any press release or otherwise make any public statements with respect to the Merger or the Merger Agreement without the prior written approval of the Company. Holder hereby authorizes Parent and the Company to publish and disclose in any announcement or disclosure required by the SEC, Nasdaq or the Registration Statement (including all documents and schedules filed with the SEC in connection with the foregoing), Holder’s identity and ownership of the Shares and the nature of Holder’s commitments and agreements under this Agreement and a Lock-Up Agreement, if applicable.

4. Representations and Warranties of Holder. Holder hereby represents and warrants to the Company as follows:

(a) Binding Agreement. Holder (i) if a natural person, is of legal age to execute this Agreement and is legally competent to do so and (ii) if not a natural person, is (A) a corporation, limited liability company, company or partnership duly organized and validly existing under the laws of the jurisdiction of its organization and (B) has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. If Holder is not a natural person, the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby by Holder has been duly authorized by all necessary corporate, limited liability or partnership action on the part of Holder, as applicable. This Agreement, assuming due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of Holder, enforceable against Holder in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles). Holder understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by Holder.

(b) Ownership of Shares. As of the date hereof, Holder has beneficial ownership over the Shares set forth under Holder’s name on the signature page hereto, is the lawful owner of such Shares, has the sole power to vote or cause to be voted such Shares, and has good and valid title to such Shares, free and clear of any and all pledges, mortgages, encumbrances, charges, proxies, voting agreements, liens, adverse claims, options, security interests and demands of any nature or kind whatsoever, other than those imposed by this Agreement, applicable securities Laws or the Existing Organizational Documents. There are no claims for finder’s fees or brokerage commission or other like payments in connection with this Agreement or the transactions contemplated hereby payable by Holder. Except for the Shares set forth under Holder’s name on the signature page hereto, as of the date of this Agreement, Holder is not a beneficial owner or record holder of any shares of Parent Common Stock.

(c) No Conflicts. No filing with, or notification to, any Governmental Body, and no consent, approval, authorization or permit of any other Person is necessary for the execution of this Agreement by Holder, the performance of Holder’s obligations hereunder or the consummation by Holder of the transactions contemplated hereby. None of the execution and delivery of this Agreement by Holder, the performance of Holder’s obligations hereunder or the consummation by Holder of the transactions contemplated hereby shall (i) conflict with or result in any breach of the certificate of incorporation, bylaws or other comparable organizational documents of Holder, if applicable, (ii) result in, or give rise to, a violation or breach of or a default under any of the terms of any Contract or obligation to which Holder is a party or by which Holder or any of the Shares may be bound, or (iii) violate any applicable Law or Order, except for any of the foregoing in clauses (i) through (iii) as would not reasonably be expected to impair Holder’s ability to perform Holder’s obligations under this Agreement in any material respect.

(d) No Inconsistent Agreements. Holder hereby covenants and agrees that, except for this Agreement, Holder (i) has not entered into, nor will enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Shares inconsistent with Holder’s obligations pursuant to this Agreement, (ii) has not granted, nor will grant at any time while this Agreement remains in effect, a proxy, a consent or power of attorney with respect to the Shares, and (iii) has not entered into any agreement or knowingly taken any action (nor will enter into any agreement or knowingly take any action) that would make any representation or warranty of Holder contained herein untrue or incorrect in any material respect or have the effect of preventing Holder from performing any of Holder’s material obligations under this Agreement.

5. Miscellaneous.

(a) Termination. Notwithstanding anything to the contrary contained herein, this Agreement shall automatically terminate, and none of the Company or Holder shall have any rights or obligations hereunder, upon the earliest to occur of (i) the mutual written consent of the Company and Holder, (ii) the Effective Time, and (iii) the date of termination of the Merger Agreement in accordance with its terms. Notwithstanding anything to the contrary herein, the provisions of this Section 5(a) shall survive the termination of this Agreement.

(b) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and all obligations of Holder are personal to Holder and may not be assigned, transferred or delegated by Holder at any time without the prior written consent of the Company, and any purported assignment, transfer or delegation without such consent shall be null and void ab initio. The Company may freely assign any or all of its rights under this Agreement, in whole or in part, to any successor entity (whether by merger, consolidation, equity sale, asset sale or otherwise) without obtaining the consent or approval of Holder.

(c) Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person that is not a party hereto or thereto or a permitted successor or assign of such a party.

(d) Governing Law; Jurisdiction. This Agreement and any dispute or controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of law principles thereof. All Legal Proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the United States District Court for the District of Delaware or, to the extent that neither of the foregoing courts has jurisdiction, the Superior Court of the State of Delaware (the “Specified Courts”). Each party hereto hereby (i) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Legal Proceeding arising out of or relating to this Agreement brought by any party hereto and (ii) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Legal Proceeding, any claim that such party is not subject personally to the jurisdiction of the above-named courts, that such party’s property is exempt or immune from attachment or execution, that the Legal Proceeding is brought in an inconvenient forum, that the venue of the Legal Proceeding is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party hereto hereby agrees that a final judgment in any Legal Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party hereto irrevocably consents to the service of the summons and complaint and any other process in any Legal Proceeding arising out of or relating to the this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth or referred to in Section 5(g). Nothing in this Section 5(d) shall affect the right of any party to serve legal process in any other manner permitted by applicable Law.

(e) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY LEGAL PROCEEDING, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT SUCH PARTY AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5(e).

(f) Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) the term “including” (and with correlative meaning “include”) shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(g) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) by email or other electronic means, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized international overnight courier service, or (iv) five (5) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company: Corvex, Inc. 3401 North Fairfax Drive, Suite 3230 Arlington, Virginia Attention: Jay Crystal Email: [***]

with a copy (which will not constitute notice) to:

DLA Piper LLP (US)

One Fountain Square

11911 Freedom Drive, Suite 300

Reston, Virginia 20190

Attention: Brian Burke and Joshua A. Kaufman

Email: brian.burke@us.dlapiper.com; josh.kaufman@us.dlapiper.com

If to Holder, to: the address set forth under Holder’s name on the signature page hereto.

(h) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and Holder. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(i) Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(j) Specific Performance. Holder acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by Holder, money damages will be inadequate and the Company will have not adequate remedy at law, and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by Holder in accordance with their specific terms or were otherwise breached. Accordingly, the Company shall, to the fullest extent permittee by applicable Law, each be entitled to an injunction or restraining order to prevent breaches of this Agreement by Holder and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

(k) Expenses. Each party shall be responsible for such party’s own fees and expenses (including the fees and expenses of investment bankers, accountants and counsel) in connection with the entering into of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

(l) No Partnership, Agency or Joint Venture; Solely Stockholder Capacity. This Agreement is intended to create a contractual relationship among Holder and the Company, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship among the parties hereto or among any other Parent Stockholders entering into voting agreements with the Company. Holder has acted independently regarding its decision to enter into this Agreement. Nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to any Shares.

(m) Further Assurances. From time to time, at another party’s request and without further consideration, each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

(n) Entire Agreement. This Agreement (together with the Merger Agreement to the extent referred to herein) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the Company under the Merger Agreement or the Company or Holder under a Lock-Up Agreement, if applicable. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of the Company or any of the obligations of Holder under any other agreement between Holder and the Company or any certificate or instrument executed by Holder in favor of the Company, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of the Company or any of the obligations of Holder under this Agreement.

(o) Capacity as Stockholder. Holder enters into this Agreement solely in Holder’s capacity as a stockholder of Parent, and not in Holder’s capacity as a director, officer, manager, or employee of Parent or any of its Affiliates. Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall in any way (i) restrict a director, officer, manager, or employee of Parent or any of its Affiliates in the exercise of his or her fiduciary duties as a director, officer, manager, or employee of Parent or any of its Affiliates, (ii) be construed to create any obligation on the part of any director, officer, manager, or officer of Parent or any of its Affiliates from taking any action in his or her capacity as such director, officer, manager, or officer (including, in his or her capacity as a director of Parent voting in favor of any Parent Board Adverse Recommendation Change) and no such action or omission shall be deemed a breach of this Agreement.

(p) Counterparts; Facsimile. This Agreement may also be executed and delivered by facsimile or electronic signature or by email in portable document format in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Support Agreement as of the date first written above.

CORVEX, INC.

By:
Name:
Title:

[Signature Page to Support Agreement]

Holder:

[_________________________________]

By:
Name:
Title:

Number and Type of Shares:

Parent Common Stock:______________________________________

_______________________________________________________

Address for Notice:

Address: _______________________________

_______________________________________

_______________________________________

Facsimile No.: ___________________________

Telephone No.: ___________________________

Email: __________________________________

[Signature Page to Support Agreement]